Exhibit 21.1

Entity	State of Incorporation	Doing Business As
Team Finance, LLC	DE
Team Health, Inc.	TN	TeamHealth
Access Nurse PM, Inc.	TN	TeamHealth Medical Call Center
After Hours Pediatrics, Inc.	FL	AHP
American Clinical Resources, Inc.	DE
Anesthesia Management West, Inc.	CO
Anesthesix Holdings, LLC	DE	TeamHealth Anesthesia
Anesthesix Management, LLC	DE	TeamHealth Anesthesia
Anthem Associates, LLC	FL
Billing Management, LLC	DE
Clinic Management Services, Inc.	TN	TeamHealth Occupational Medicine
Daniel & Yeager, Inc.	AL	D&Y
D&Y Healthcare Connectors, LLC	AL	D&Y
ECC Chattsworth Dalton MC, LLC	TN
ECC West Tennessee MC, LLC	TN
Emergency Coverage Corporation	TN	THA, TeamHealth Atlantic
Emergency Management Midwest, Inc.	OK	THMA, TeamHealth Mid-America
Emergency Physician Associates, Inc.	NJ	THE, TeamHealth East
Emergency Professional Services, Inc.	OH	THE, TeamHealth East (Midwest)
EPA of Woodbury, Inc.	NJ	THE, TeamHealth East
ER Physician Associates, Inc.	TN	Florida Hospital Medicine Services, Inc.
	FL	FLACS, TeamHealth Hospital Medicine
Greenbrier Emergency Physicians, Inc.	WV	THMS, TeamHealth Atlantic
HCFS Health Care Financial Services, Inc.	FL	HCFS, Health Care Financial Services of TeamHealth
Health Care Alliance, Inc.	WV
Healthcare Revenue Recovery Group, LLC	FL	HRRG, ARS Account Resolution Services, ARS
Hospital Medicine Associates, LLC	FL	THHM, TeamHealth Hospital Medicine
InPhyNet Contracting Services, Inc.	FL	TeamHealth Florida
InPhyNet South Broward, Inc.	FL	TeamHealth Florida
Kelly Medical Services Corporation	WV	THMS, TeamHealth Atlantic
MEA Emergency Management, Inc.	IL
Medical Management Resources, Inc.	FL	MMR, Medical Management Resources of TeamHealth
Northwest Emergency Physicians, Incorporated	WA	NEP, TeamHealth Northwest
Northwest Hospital Medicine Physicians, Inc.	WA	TeamHealth Northwest
Nurse on Demand, Inc.	TN
Paragon Contracting Services, Inc.	FL	THSE, TeamHealth Florida, TeamHealth Coastal
Paragon Emergency Services, Inc.	FL	THSE, TeamHealth Florida
Physician Underwriting Group, Ltd.	Caymans	PUG
Psychiatrists Only, LLC	GA	Psychiatrists Only
Quantum Plus, Inc.	CA	THW, TeamHealth West
Southeastern Emergency Physicians of Memphis, Inc.	TN	THMS, TeamHealth Midsouth, TeamHealth Smoky
Mountain
Southeastern Emergency Physicians, Inc.	TN	THMS, TeamHealth Midsouth, TeamHealth Smoky
Mountain
Southeastern Physician Associates, Inc.	TN	SPA
Southwest Florida Emergency Management, Inc.	FL
Spectrum Healthcare Resources, Inc.	DE	SHR, Spectrum
Spectrum Health International, Inc.	DE
Spectrum Primary Care, Inc.	DE
Team Anesthesia, Inc.	TN
Team Anesthesia Holdings, LLC	DE
Team Health Financial Services, Inc.	TN	THFS
TeamHealth Patient Safety Organization, Inc.	TN	THPSO
Team Radiology, Inc.	NC	TeamRad, TeamHealth Radiology, TeamHealth Teleradiology
The Emergency Associates for Medicine, Inc.	FL	TEAM
THMS-St. Joseph MC, LLC	TN
THMS West Tennessee MC, LLC	TN
THSE-Marco Urgent Care, LLC	FL
THSE-South Florida MC, LLC	FL
THW Emergency Management of Houston, Inc.	TX	THW, TeamHealth West